Exhibit 99.1

American Public Education Reports Third Quarter 2019 Results

CHARLES TOWN, W.Va., Nov. 12, 2019 /PRNewswire/ -- American Public Education, Inc. (Nasdaq: APEI) – parent company of online learning provider American Public University System (APUS) and campus-based Hondros College of Nursing (HCN) – announced financial results for the quarter ended September 30, 2019.

Third Quarter Highlights:

  In August 2019, after an extensive search, APEI's Board of Directors named Angela Selden as the Company's chief executive officer effective September 23, 2019.
  Consolidated revenue decreased 7% year-over-year to $67.9 million.
  Net loss was $1.6 million, or $0.10 per diluted share, compared to net income of $5.5 million, or $0.33 per diluted share, in the third quarter of 2018.
  Adjusted net income was $1.8 million, or $0.11 per diluted share. Adjusted net income for the third quarter of 2019 excludes $2.8 million in employee compensation costs for post-employment benefits that will be payable to the APUS President upon retirement, and a non-cash expense of $1.5 million associated with a reduction in the carrying value of goodwill for the Company's HCN Segment, as well as the applicable tax effect of the adjustments. For additional information regarding adjusted net income (a non-GAAP measure), please refer to "GAAP to Adjusted Net Income Reconciliation" in the financial tables that follow.
  Net course registrations and net course registrations by new students at APUS decreased by approximately 5% year-over-year.1
  APUS student enrollment decreased 2% to 80,700 students, compared to the prior year.2
  For the three months ended December 31, 2019 (Fall Term), total student enrollment at HCN decreased approximately 24% year-over-year and new student enrollment decreased 20% year-over-year. However, compared to the third quarter of 2019, new and total student enrollment increased 53% and 13%, respectively.

"APEI is a leader in minimizing the need for learners to incur student debt in pursuit of a quality college education," said Angela Selden, chief executive officer of APEI. "My first 50 days at APEI have underscored my belief in APEI's ability to build on its established legacy of providing high-quality, affordable, relevant and flexible higher education while working to minimize student debt."

Selden added, "As I continue to immerse myself in the APEI business, I am committed to assessing and further leveraging its core strengths. My near-term priority is to work with our institutions to drive enrollment growth and to provide learners with an affordable, career-relevant education that improves the lives of their families, the economy and society. We want to help put the American dream within reach."

Financial Results:

Total consolidated revenue for the third quarter of 2019 decreased by 7% to $67.9 million, compared to total revenue of $73.0 million in the third quarter of 2018. This decrease was driven by a $2.6 million, or 4.1%, decrease in APEI Segment revenue and a $2.4 million, or 26.8%, decrease in HCN Segment revenue.

Consolidated loss from operations before interest income and income taxes in the third quarter of 2019 was $2.9 million, compared to consolidated income from operations before interest income and income taxes of $6.9 million in the third quarter of 2018. Operating results for the three month period ended September 30, 2019 include the following pretax items: $2.8 million in employee compensation costs for post-employment benefits that will be payable to the APUS President upon retirement; a $1.6 million increase in advertising costs as compared to the prior year period; a $1.5 million non-cash impairment of goodwill; and $0.8 million in information technology costs related to the evaluation of replacements or upgrades to our information technology and learning management systems.

Net loss for the three months ended September 30, 2019 was $1.6 million, or $0.10 per diluted share, compared to net income of $5.5 million, or $0.33 per diluted share, in the same period of 2018. The weighted average diluted shares outstanding for the third quarter of 2019 and 2018 were approximately 16.1 million and 16.7 million, respectively.

Adjusted net income for the three months ended September 30, 2019 was $1.8 million, or $0.11 per diluted share. For additional information regarding adjusted net income (a non-GAAP measure), please refer to "GAAP to Adjusted Net Income Reconciliation" in the financial tables that follow.

For the nine months ended September 30, 2019, total consolidated revenue decreased by 4% to $211.9 million, compared to total revenue of $220.8 million in the prior year period. This decrease was driven by a $6.0 million, or 21.6%, decrease in HCN Segment revenue and a $2.8 million, or 1.5%, decrease in APEI Segment revenue.

Consolidated income from operations before interest income and income taxes for the nine months ended September 30, 2019 was $4.1 million, compared to $21.1 million in the prior year period. This decrease was driven by a $12.8 million decrease in HCN Segment loss from operations before interest income and income taxes. The HCN Segment loss for the period includes an aggregate of $7.3 million in non-cash goodwill impairment expenses. APEI Segment income from operations before interest income and income taxes decreased $4.2 million, or 22.5%, compared to the prior year. The APEI Segment income for the period includes $2.8 million in employee compensation costs for post-employment benefits that will be payable to the APUS President upon retirement, a $2.6 million increase in advertising costs as compared to the prior year period; $1.4 million in professional fees associated with the evaluation of an acquisition primarily recognized during the three months ended March 31, 2019; and $1.1 million in information technology costs related to the evaluation of replacements or upgrades to our information technology and learning management systems.

Net income for the nine months ended September 30, 2019 was $4.3 million, or $0.26 per diluted share, compared to net income of $16.5 million, or $1.00 per diluted share, in the prior year period. The weighted average diluted shares outstanding for the nine months ended September 30, 2019 and 2018 were approximately 16.5 million and 16.6 million, respectively.

Adjusted net income for the nine months ended September 30, 2019 was $12.0 million, or $0.72 per diluted share. For additional information regarding adjusted net income (a non-GAAP measure), please refer to "GAAP to Adjusted Net Income Reconciliation" in the financial tables that follow.

Total cash and cash equivalents as of September 30, 2019 were approximately $210.1 million, compared to $212.1 million as of December 31, 2018. Capital expenditures were approximately $4.2 million for the nine months ended September 30, 2019, compared to $5.3 million in the prior year period. Depreciation and amortization was $11.8 million for the nine months ended September 30, 2019, compared to $13.2 million in the prior year period.

During the three and nine months ended September 30, 2019, the Company repurchased 638,620 and 966,081 shares of common stock, respectively. At September 30, 2019, there remains $7.7 million available under the share repurchase authorization announced on May 2, 2019.

Registrations and Enrollment:

American Public University System[1]
For the three months ended September 30,	2019	2018	% Change
Net Course Registrations by New Students	10,800	11,400	-5%
Net Course Registrations	76,700	80,800	-5%

For the nine months ended September 30,	2019	2018	% Change
Net Course Registrations by New Students	30,300	30,300	0%
Net Course Registrations	236,900	241,000	-2%

As of September 30,
APUS Student Enrollment[2]	80,700	82,200	-2%

Hondros College of Nursing[3]
For the three months ended September 30,	2019	2018	% Change
New Student Enrollment	345	485	-29%
Total Student Enrollment	1,410	1,980	-29%

1APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.

2APUS StudentEnrollment represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.  Excludes students in doctoral programs.

3HCNStudent Enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.

Fourth Quarter 2019 Outlook:

The following statements are based on American Public Education's current expectations. These statements are forward-looking and actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law.

American Public Education anticipates fourth quarter 2019 consolidated revenues to decrease between 7% and 3% year-over-year. The Company expects diluted earnings per share to be between $0.35 and $0.40 in the fourth quarter of 2019.

American Public Education expects the following results from its subsidiaries in the fourth quarter of 2019:

  At APUS, the change in total net course registrations is expected to be between a 2% decrease and a 2% increase year-over-year and net course registrations by new students are expected be between a 1% decrease and 3% increase year-over-year.
  At HCN, total and new student enrollment decreased approximately 24% and 20%, respectively, year-over-year for the three months ended December 31, 2019. However, compared to the third quarter of 2019, total and new student enrollment increased 13% and 53%, respectively.

Non-GAAP Financial Measure ("Adjusted Net Income"):

This press release contains the non-GAAP financial measure of adjusted net income for the three and nine months ended September 30, 2019. American Public Education believes that the use of adjusted net income is useful because it allows investors to better compare results to prior year periods.

For the three months ended September 30, 2019, adjusted net income excludes $2.8 million in employee compensation costs for post-employment benefits that will be payable to the APUS President upon retirement, and a non-cash expense of $1.5 million associated with a reduction in the carrying value of goodwill for the Company's HCN Segment, as well as the applicable tax effect of the adjustments.

For the nine months ended September 30, 2019, adjusted net income excludes non-cash expense of $7.3 million associated with a reduction in the carrying value of goodwill in the HCN Segment and $2.8 million in employee compensation costs for post-employment benefits in the APEI Segment that will be payable to the APUS President upon retirement, as well as the applicable tax effect of the adjustments. In addition, the prior year period excludes approximately $1.7 million in pre-tax expenses associated with the voluntary reduction in force program announced on March 12, 2018 as well as the applicable tax effect of the adjustment.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of adjusted net income is that it excludes expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

The Company is presenting adjusted net income in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measures that is included in the tables following this press release (under the caption "GAAP to Adjusted Net Income Reconciliation") and not to rely on any single financial measure to evaluate its business.

Webcast:

A live webcast of the Company's third quarter 2019 earnings conference call will be broadcast today at 5:00 p.m. Eastern time. This call will be open to listeners who log in through the Company's investor relations website, www.apei.com.

A replay of the live webcast will also be available starting approximately one hour after the conclusion of the live conference call. The replay will be archived and available to listeners for one year.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System and National Education Seminars Inc., which we refer to in this press release as Hondros College of Nursing. Together, these institutions serve more than 80,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.

Forward Looking Statements

Statements made in this press release regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. Forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "should," "will" and "would." These forward-looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, earnings and expenses, plans with respect to recent, current and future initiatives (including information technology replacements and upgrades and their expected benefits), and investments and partnerships.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the Company's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; the Company's ability to effectively market its programs; adverse effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; the Company's ability to maintain strong relationships with the military and maintain enrollments from military students; the Company's ability to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation; the Company's reliance on Department of Defense tuition assistance, Title IV programs, and other sources of financial aid; the Company's dependence on its technology infrastructure; strong competition in the postsecondary education market and from non-traditional offerings; and the various risks described in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the period ended September 30, 2019, and other filings with the SEC. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2019	2018
	(Unaudited)

Revenues	$67,888	$72,992
Costs and expenses:
Instructional costs and services	27,268	28,186
Selling and promotional	15,873	14,139
General and administrative	22,021	19,298
Loss on disposals of long-lived assets	394	196
Impairment of Goodwill	1,481	—
Depreciation and amortization	3,764	4,289
Total costs and expenses	70,801	66,108

(Loss) income from operations before
interest income and income taxes	(2,913)	6,884
Interest income, net	1,019	774
(Loss) income before income taxes	(1,894)	7,658

Income tax (benefit) expense	(239)	1,848
Equity investment income (loss)	17	(311)
Net (loss) income	$(1,638)	$5,499

Net (loss) income per common share:
Basic	$(0.10)	$0.33
Diluted	$(0.10)	$0.33

Weighted average number of
common shares:
Basic	15,967	16,424
Diluted	16,121	16,658

	Three Months Ended
Segment Information:	September 30,
	2019	2018
Revenues:
American Public Education, Inc.	$61,217	$63,849
Hondros College of Nursing	$6,696	$9,143
Intersegment Elimination[1]	$(25)	$—
Income (loss) from operations before
interest income and income taxes:
American Public Education, Inc.	$247	$6,233
Hondros College of Nursing	$(3,158)	$651
Intersegment Elimination[1]	$(2)	$—

	Nine Months Ended
	September 30,
	2019	2018
	(Unaudited)

Revenues	$211,889	$220,757
Costs and expenses:
Instructional costs and services	83,908	86,839
Selling and promotional	45,007	43,004
General and administrative	59,209	55,780
Loss on disposals of long-lived assets	524	882
Impairment of goodwill	7,336	—
Depreciation and amortization	11,758	13,158
Total costs and expenses	207,742	199,663

Income from operations before
interest income and income taxes	4,147	21,094
Interest income, net	3,207	1,928
Income before income taxes	7,354	23,022

Income tax expense	1,596	5,993
Equity investment loss	(1,464)	(483)
Net income	$4,294	$16,546

Net income per common share:
Basic	$0.26	$1.01
Diluted	$0.26	$1.00

Weighted average number of
common shares:
Basic	16,335	16,397
Diluted	16,487	16,628

	Nine Months Ended
Segment Information:	September 30,
	2019	2018
Revenues:
American Public Education, Inc.	$190,386	$193,209
Hondros College of Nursing	$21,584	$27,548
Intersegment Elimination[1]	$(81)	$—
Income (loss) from operations before
interest income and income taxes:
American Public Education, Inc.	$14,358	$18,532
Hondros College of Nursing	$(10,214)	$2,562
Intersegment Elimination[1]	$3	$—

[1] Effective January 1, 2019, the APEI Segment began charging the HCN Segment for the value of courses taken by HCN Segment employees at American Public University System.  The intersegment revenue elimination is the elimination of this intersegment revenue in consolidation.

GAAP to Adjusted Net Income Reconciliation:
The following table sets forth the reconciliation of the Company's reported GAAP net income to the calculation of adjusted net income for the three and nine months ended September 30, 2019 and 2018:

(In thousands, except per share data)

	Three Months Ended September 30,
	2019		2018
	$	Per Share	$	Per Share

Net (loss) income:	$(1,638)	$(0.10)	$5,499	$0.33
Add adjustments:
Impairment of goodwill	1,481	0.09	—	—
Compensation expense adjustment	2,814	0.17	—	—
Tax effect of the non-GAAP adjustment	(835)	(0.05)	—	—
Adjusted net income:	$1,822	$0.11	$5,499	$0.33

Weighted average number of diluted
common shares outstanding:	16,121		16,658

	Nine Months Ended September 30,
	2019		2018
	$	Per Share	$	Per Share

Net income:	$4,294	$0.26	$16,546	$1.00
Add adjustments:
Impairment of goodwill	7,336	0.44	—	—
Voluntary reduction in force	—	—	1,714	0.10
Compensation expense adjustment	2,814	0.17	—	—
Tax effect of the non-GAAP adjustment	(2,450)	(0.15)	(447)	(0.03)
Adjusted net income:	$11,994	$0.72	$17,813	$1.07

Weighted average number of diluted
common shares outstanding:	16,487		16,628

CONTACT: Richard W. Sunderland, Jr., CPA, Executive Vice President and Chief Financial Officer, 304.885.5371; Christopher L. Symanoskie, IRC, Vice President, Investor Relations, 703.334.3880